                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 26, 2003

                                ----------------


                               Toll Brothers, Inc.
        -----------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

      Delaware                     001-09186               23-2416878
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission            (IRS Employer
   of Incorporation)             File Number)        Identification No.)

 3103 Philmont Avenue, Huntingdon Valley, PA                19006
 -----------------------------------------------------------------------
 (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (215) 938-8000
                           --------------------------

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c). Exhibits.

         The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.                 Item
-------             ----

99.1* Press release of Toll Brothers, Inc. dated August 26, 2003 announcing its financial results for the nine-month and three-month periods ended July 31, 2003 and 2002.

99.2* Press release of Toll Brothers, Inc. dated August 26, 2003 announcing the private placement of $250 million of Toll Brothers Finance Corp. Senior Notes


Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On August 26, 2003, Toll Brothers, Inc. issued two press releases.
The first release contained Toll Brothers, Inc. results of operations for its nine-month and three-month periods ended July 31, 2003 and 2002, a copy of which release is attached hereto as Exhibit 99.1 to this report.

         The second release announced Toll Brothers Finance Corp.'s intention to sell $250 million of Senior Notes due 2013 in early September 2003 in a private placement. Toll Brothers Finance Corp. is an indirect wholly-owned subsidiary of Toll Brothers, Inc. The notes will be guaranteed on a senior basis by Toll Brothers, Inc. and all of its subsidiaries that guarantee First Huntingdon Finance Corp.'s (an indirect wholly-owned subsidiary of Toll Brothers, Inc.) current bank facilities and Toll Brothers Finance Corp.'s Senior Notes due 2012. A copy of the release is attached hereto as Exhibit 99.2 to this report.

    The information hereunder shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


* Filed electronically herewith.


                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  TOLL BROTHERS, INC.

Dated: August 27, 2003                             By: Joseph R. Sicree
                                                  ------------------------
                                                  Joseph R. Sicree
                                                  Vice President, Chief
                                                  Accounting Officer